Exhibit 21.1

                                KAMAN CORPORATION

                                  SUBSIDIARIES

Following is a list of the Corporation's subsidiaries, each of which, unless otherwise indicated, is wholly owned by the Corporation either directly or through another subsidiary. Second-tier subsidiaries are listed under the name of the parent subsidiary.

Name                                                      State of Incorporation

--------------------------------------------------------------------------------

Registrant:  KAMAN CORPORATION                                  Connecticut

Subsidiaries:

Kaman Aerospace Group, Inc.                                     Connecticut

       Kaman Aerospace Corporation                               Delaware
              K-MAX Corporation                                 Connecticut
       Kaman Aerospace International Corporation                Connecticut
       Kaman X Corporation                                      Connecticut
       Kamatics Corporation                                     Connecticut
       Kaman PlasticFab Group, Inc.                              Delaware
              Plastic Fabricating Company, Inc.                  Delaware
       Kaman  Dayron, Inc.                                        Florida
       RWG Frankenjura-Industrie Flugwerklager GmbH               Germany

Kaman Industrial Technologies Corporation                       Connecticut

       Kaman Industrial Technologies, Ltd.                        Canada
       Delamac de Mexico, S.A. de C.V. (90.82%)                   Mexico

Kaman Music Corporation                                         Connecticut

       KMI Europe, Inc.                                          Delaware
       B & J Music Ltd.                                           Canada
       Genz Benz Enclosures, Inc.                                 Arizona
       Kaman MBT, Inc.                                           Delaware



August 4, 2005